REPRESENTATIVE AND MANUFACTURING FACILITY AGREEMENT

      THIS IS A REPRESENTATIVE AND MANUFACTURING FACILITY AGREEMENT dated as of January 1, 1998 between Closure Medical Corporation, of Raleigh, North Carolina ("Closure"), and Innocoll GmbH, of Saal-Donau, Germany ("Innocoll").

                                   Background

      Closure develops, commercializes and manufactures medical tissue cohesive products based on its proprietary cyanoacrylate technology. Closure is seeking to market its current and future products in Europe. Innocoll is a collagen/drug delivery manufacturing entity, and has agreed to act as Closure's representative in Europe with respect to such products.

                                      Terms

      In consideration of the mutual premises herein contained and intending to be legally bound hereby, the parties agree as follows:

      1. Engagement as Representative. Closure hereby retains Innocoll, and Innocoll hereby agrees to act, as Closure's representative in Europe to provide the services set forth in Exhibit A hereto.

      2. Manufacturing Facility. Innocoll will provide to Closure, on an as needed basis, up to 20,000 square feet of space at its facility in Saal-Donau, Germany, for use as an alternative manufacturing facility, including quality control support services, for Closure's products.

      3. Compensation.

            3.1 Representative Payments. Closure will pay to Innocoll $120,000 per year for the services provided pursuant to Section 1, payable quarterly.

            3.2 Facility Payments. Closure will pay to Innocoll $60,000 per year for the space provided pursuant to Section 2, payable quarterly.

      4. Confidential Information. Innocoll recognizes and acknowledges that by reason of its engagement by and service to Closure, it has had and will continue to have access to financial, proprietary and other confidential information of Closure and its affiliates, including, without limitation, information and knowledge pertaining to products and services offered, research ideas, methods and results, innovations, designs, ideas, plans, trade secrets, proprietary information, distribution and sales methods and systems, sales and profit figures, customer and client lists, and relationships between Closure and its affiliates, distributors, customers, clients, suppliers and other who have business dealings with Closure and its affiliates ("Confidential Information"). Innocoll
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acknowledges that such Confidential Information is a valuable and unique asset and covenants that it will not, either during or after the term of this Agreement, disclose any such Confidential Information to any person for any reason whatsoever without the prior written authorization of the Board, unless such information is in the public domain through no fault of Innocoll or except as may be required by law with prior notice to Closure.

      5. Notices. All notices and other communications hereunder or in connection herewith shall be in writing and shall be deemed to have been given when delivered by hand or reputable express delivery service, mailed by certified or registered mail, return receipt requested, or sent by fax to the party as follows (provided that notice of change of address shall be deemed given only when received):

      If to the Company, to:  J. Blount Swain, Chief Financial Officer
                              Closure Medical Corporation
                              5265 Capital Boulevard
                              Raleigh, North Carolina  27604
                              Telefax:  919-876-7874

      If to Innocoll, to:     Mr. Horst Bosczcyk, Geschaftsfuhrer
                              INNOCOLL GmbH
                              Postfach 45 / Donaustrasse 24
                              D-93342 SAAL / Donau / Germany
                              Telefax:  011-49-9441-68 60 30

or to such other names or addresses as Closure or Innocoll, as the case may be, shall designate by notice to the other party in the manner specified in this Section.

      6. Term; Termination. The term of this Agreement shall commence on the date hereof and end on the fifth anniversary thereof.

      7. Miscellaneous. This Agreement (i) constitutes the entire agreement, and supersedes any prior agreements relating to the subject matter hereof; (ii) may be modified only in a writing duly executed by the parties hereto and Innocoll and Closure acknowledge that the effect of this provision is that no oral modifications of any nature whatsoever to this Agreement shall be permitted; and
(iii) shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Innocoll as set forth in Section 1 of this Agreement are of a personal nature and shall not be assignable or delegable in whole or in part unless mutually agreed by both parties hereto.
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      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                       CLOSURE MEDICAL CORPORATION


                                       BY: /s/ J. Blount Swain
                                           -------------------------------------


                                       INNOCOLL GmbH


                                       BY: /s/ Horst Bosczcyk
                                           -------------------------------------
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                                                                       EXHIBIT A

1. Act as Closure's representative to obtain CE Mark (and other regulatory approvals and clearances) which may be required to market the Company's current and future products (not current) in the European Union.

2. Act as an authorized representative under the Medical Devices Directive (93/42/EEC) to represent Closure for the purpose of responding to any inquiry by a Competent Authority.

3. Maintain technical documentation for Closure products to be supplied or made available to the Notified Body and kept available for the Competent Authorities, as required by MDD 93/42/EEC.

4. Notify Closure of all complaints and the Competent Authority of all incidents that involve Closure products which might lead to or might have led to the death of a patient or user or to a serious deterioration in their state of health, as described in the vigilance requirements of MDD 93/42/EEC.
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